UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

ANIXA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37492	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Almaden Expressway, Suite 250 San Jose, CA	95118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 708-9808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 15, 2022, Anixa Biosciences, Inc. (the “Company”) announced that, in conjunction with the Company’s partner Moffitt Cancer Center, the Company has commenced treatment of the first patient in the clinical trial of the Company’s novel chimeric antigen receptor T-cell (CAR-T) therapy for ovarian cancer. The study is a dose-escalation Phase 1 trial to determine safety and the maximum tolerated dose of follicle stimulating hormone receptor T-cells and to preliminarily assess efficacy. The study is being conducted at Moffitt Cancer Center and may consist of up to 48 patients. The CAR-T approach used for the Company’s therapy is known as chimeric endocrine receptor T-cell (CER-T) since the target of the engineered T-cells is an endocrine receptor. While CAR-T therapy has shown efficacy in some hematological tumors, reproducing the same results with solid tumors, such as ovarian cancer, has proven challenging. We believe one of the reasons for this difficulty is that effective CAR-T therapy needs a specific antigen to recognize that is only present on target cancer cells in order to avoid negatively affecting healthy cells. The CER-T therapy being evaluated in the Company’s Phase 1 study differs from traditional CAR-T in that it targets the follicle stimulating hormone receptor (FSHR), which research indicates may be exclusively expressed on ovarian cells in healthy adult females.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2022

ANIXA BIOSCIENCES, INC.

By:	/s/ Amit Kumar
Name:	Dr. Amit Kumar
Title:	Chief Executive Officer